EXHIBIT 10.9



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                            PEARL INVESTMENT COMPANY
                        INDEPENDENT CONTRACTOR AGREEMENT

      This Independent Contractor Agreement ("Agreement") is entered into between Pearl Investment Company ("Company") and Rhinesmith Consulting, LLC ("Independent Contractor") and is effective on the date it is signed by the last signatory. The Company and the Independent Contractor are referred to in this Agreement together as the "Parties", "we", "our" or "us", or individually as a "Party".

                                    RECITALS

      The Parties desire to use this Agreement to specify the work the Company may offer the Independent Contractor and how the Independent Contractor will be compensated for any work it accepts from the Company.

      The work the Company may offer the Independent Contractor specifically includes direct and indirect involvement in engineering, business development, and organizational consulting.

      The Company owns certain confidential information crucial to its business, including, but not limited to: proprietary and confidential information relating to such matters as the finances; methods of operation and competition; pricing; marketing plans and strategies; engineering designs, standards, methods and procedures; industry analyses of market, supply, demand, and pricing; equipment and operational requirements; personnel, clients, independent contractors, and suppliers of the Company; and all other trade secret information not clearly known to the public ("Confidential Information"). The Company also owns trade secret information regarding its existing and prospective clients, including their identities, contact people, addresses, telephone numbers, needs and records, and about the Company sources for referrals and new business, and market data.

      In addition, the work the Company may offer the Independent Contractor specifically includes access to confidential information provided to the Company by its clients subject to contractual confidentiality provisions and/or confidentiality agreements ("Client Records").

      Due to the value of the Company's Confidential Information and Client Records, and the difficulty or impossibility of replacing them if they are disclosed, taken or misused for any reason, as well as the potential legal liability, the Company seeks by this Agreement to protect the Company's Confidential Information and Client Records, and any other confidential information the Independent Contractor acquires as a result of the Independent Contractor's employment with the Company. The Independent Contractor recognizes and respects the value of the Company's Confidential Information, Client Records and of the business relationships which exist between the Company and its existing and prospective clients.

     The Independent Contractor recognizes and respects the reasons the Company wishes to preserve its ownership of its ideas, concepts, processes, improvements, and applications and the value of the Company's Confidential Information and Client Records. The Independent Contractor understands the

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Company's offer to contract with the Independent Contractor and willingness to continue to refer work to the Independent Contractor are conditioned on the Independent Contractor's good faith agreement to comply with the spirit and terms of this Agreement.

      Therefore, in consideration of the Parties' rights and obligations set out below, the Parties hereby agree as follows:

                                   AGREEMENTS

1. Term.

      1. Unless terminated by either Party, the period during which the Independent Contractor may provide services to the Company under this Agreement will run from the effective date of 11 May 2008 and will continue for a period of 12 months. Either Party may terminate this agreement before the termination date for any reason or for no reason by giving the other Party at least 30 days prior written notice.

      2. In addition, the Company may terminate this agreement immediately without prior notice if any of the following occurs:

          (1) If the Independent Contractor breaches any material provision of this Agreement, including the recital provisions regarding Confidential Information and Client Records;

          (2) If the Independent Contractor commits an act of fraud, dishonesty, or any other act of gross negligent, or willful misconduct in providing services to the Company or to its Clients;

          (3) If any contract by the Company with any third party on which this Agreement substantially depends is terminated or the Company is unable for any other reason to provide services for the party(ies) to that contract; or

          (4) If any circumstance beyond the Company's control prevents it from providing services or otherwise hinders, delays, or prevents the Company from receiving income or increases its overhead to an extent the company reasonably decides to reduce, modify, suspend or cease its business.

      3. The provisions in 1.2. above regarding the termination of this Agreement apply to the period during which the Independent
           Contractor may provide services to the Company under this Agreement. In addition, our agreements regarding the Independent Contractor's preservation and return of the Company's Confidential Information and Client Records set forth in Paragraph 10 below will continue in force indefinitely, both during and after the time during which the Independent Contractor may provide services to the Company.

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2. INDEPENDENT CONTRACTOR'S DUTIES.

The Independent Contractor will provide the Company with services consistent with generally accepted industry standards for the services to be performed by Independent Contractor's hereunder.

3. COMPENSATION AND EXPENSE REIMBURSEMENT.

For all services the Independent Contractor performs under this Agreement, the Independent Contractor will be compensated at Independent Contractor's contract rate schedule set forth on Exhibit B attached hereto (the Rate Schedule). ..Contractor shall submit monthly invoices covering all charges. Payments shall be due within thirty (30) days after receipt of invoices. For payments which are not received when due or which are not received in full after receipt of invoices, late fees will be assessed at the rate of 2% of the amount outstanding per month. In the event of a disputed amount concerning an invoice, Company shall promptly pay all but the disputed portion of the invoice when due, the Parties will diligently work to resolve the disputed portion. Upon resolution of the disputed portion the amount agreed to by the Parties will be paid within ten
(10) days of the resolution date.

4. AGREEMENT TO PERFORM SERVICES AS AN INDEPENDENT CONTRACTOR.

As recognized in C.R.S. ss.ss. 8-40-202(2)(a) and 9-7-115(1)(c), we agree that the Company will not:

      1. Require the Independent Contractor to work exclusively for the Company except the terms of the Employment Agreement between Epic Energy Resources and R. Bret Rhinesmith executed on September 1, 2007 shall remain in effect and shall not be superseded by this agreement;

      2. Establish a quality standard for the Independent Contractor, oversee the actual work or instruct the Independent Contractor as to how the work is to be performed, except the Parties agree as stated in Paragraph 2 above that the Independent Contractor's services will be consistent with generally accepted industry standards for the Independent Contractor's customary services;

      3. Pay the Independent Contractor a salary, but rather will pay only the compensation stated in Paragraph 3 above;

      4. Terminate the Independent Contractor's current services for particular work that Independent Contractor accepts from the Company except as provided in Subparagraph 1.2. above;

      5.   Provide more than minimal training for the Independent Contractor;

      6.   Provide tools or benefits to the Independent Contractor;

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      7.  Dictate the time of performance,except that a completion schedule may be established through a written agreement mutually acceptable to both Parties for particular work the Independent Contractor accepts from the Company;

      8. Pay the Independent Contractor individually if the Independent Contractor is an individual; instead, the Company will make all compensation checks payable to the trade or business name under which the Independent Contractor does business; or

      9. Combine its business operations in any way with the Independent Contractor's business, but instead both Parties will maintain their own operations as separate and distinct.

5. NO UNAUTHORIZED USE OF NAMES.

Consistent with the provisions of this paragraph, the Independent Contractor agrees not to use the Company's name in any advertisement, promotion, business card, etc. without the Company's prior written consent, which consent shall not be unreasonably withheld. The Independent Contractor further agrees not to advertise, promote or represent to any client, potential client, supplier or any other third party that the Independent Contractor is the Company's employee or agent. Instead, the Independent Contractor may represent only that the Parties have an independent contractor relationship under which the independent Contractor may from time to time be offered by and may accept from the Company an opportunity to provide the Independent Contractor's customary services.

6. INSURANCE.

      1. No Insurance Through the Company. The Company will not include the Independent Contractor as an insured under any policy the Company has for itself, including, without limitation, any liability, life, collision, comprehensive, health, medical, workers' compensation or unemployment compensation insurance policy.

      2. Independent Contractor to Obtain, Maintain and Manage Workers' Compensation and Unemployment Compensation Insurance for its Employees. If applicable, the Independent Contractor must have in place on the effective date of this Agreement and must maintain during the term of this Agreement workers' compensation insurance and unemployment compensation insurance covering each of the Independent Contractor's employees who provides any services to the Company or related to this Agreement (the Independent Contractor's "Employees"). The Independent Contractor will be solely responsible for managing, and, consistent with the indemnification provision in Paragraph 8, below will be solely liable for any damages or awards and will defend and indemnify the Company with regard to, any occupational injury claim or unemployment claim, appeal or related proceeding brought by or on behalf of any Employee of the Independent Contractor. The Independent Contractor must provide proof reasonably satisfactory to the Company and its insurers that the Independent Contractor has workers' compensation insurance and unemployment compensation insurance policies in place providing the required coverage for the Independent Contractor's Employees.

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7. NO WITHHOLDINGS OR BENEFITS.

     1.   As provided in C.R.S.  ss.ss.  8-40-202(b)(IV)  and  8-70-115(2),  the
          Independent Contractor expressly agrees that, as an independent contractor, the Independent Contractor is not entitled to any employee benefits from the Company, including, but not limited to, any employer withholdings or liability for: taxes, FICA, Medicare or Medicaid; medical or disability insurance; vacation or leave; pension; unemployment insurance; or worker's compensation insurance (collectively "Employee Benefits"). The Independent Contractor is obligated to pay federal and state income tax on any moneys paid pursuant to the Parties' contractual relationship.

     2. To the maximum extent permitted by law, the Independent Contractor waives all claims against the Company for any Employee Benefits; the Independent Contractor will defend the Company from any claim and will indemnify the Company against any liability for any Employee Benefits for the Independent Contractor imposed on the Company; and the Independent Contractor will reimburse the Company for any award, judgment or fine against the Company based on the position the Independent Contractor was ever the Company's employee, and all attorney fees and cost the Company reasonably incurs defending itself against any such liability.

8. INDEPENDENT CONTRACTOR'S DUTIES TO ITS EMPLOYEES.

In addition to the obligations regarding workers' compensation and unemployment compensation insurance stated in Subparagraph 6.b. above, the Independent Contractor will comply with all laws, regulations, municipal codes and ordinances and other workplace requirements and standards applicable to the Independent Contractor's Employees, including, without limitation, federal and state laws governing wages and overtime, equal employment, safety and health, employees' citizenship, withholdings, pensions, reports and record keeping.

9. INDEPENDENT CONTRACTOR'S QUALIFICATIONS.

On the effective date of this Agreement, and during the term of this Agreement, the Independent Contractor will be fully qualified and will have all approvals and registrations needed to perform its obligations under this Agreement. The Independent Contractor will have and maintain all licenses, permits, certificates and registrations needed to perform the Independent Contractor's duties under this Agreement.


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10.   PROPRIETARY RIGHTS, CONFIDENTIAL INFORMATION AND CLIENT RECORDS BELONG
      SOLELY TO THE COMPANY.

      1. The Company's Proprietary Rights, Confidential Information and Client Records and all other confidential information and data relating to the Company's business and Existing and Prospective Clients are the Company's exclusive property, and the Independent Contractor therefore agrees that:

          (1) The Independent Contractor hereby assigns to the company all right, title and interest in and to Proprietary Rights when the Company specifically in writing executes a work order with the Independent Contractor to develop intellectual property. Such Proprietary Rights include, but are not limited to, patent rights, trademark and trade dress rights, copyrights, trade secrets, technology and other forms of intellectual property in the Unites States and in foreign countries. At the Company's expense and under the terms of this agreement, the Independent Contractor shall perform reasonable work necessary (including, but not limited to, providing full disclosures and signing all necessary documents, to vest such right, title and interest in the Company) and shall provide reasonable assistance to the Company in maintaining and enforcing such Proprietary Rights. When the Company specifically in writing executes a work order with Independent Contractor to develop intellectual property rights, the Independent Contractor shall require all employees, consultants and others engaged by it on work for the Company to enter into similar agreements pre-approved by the Company. When the Company specifically in writing executes a work order with Independent Contractor to develop intellectual property rights, then all notes, calculations, data, reference materials, sketches, drawings, memoranda, disks, documentation and records of Independent Contractor in any way incorporating or reflecting any of the Proprietary Rights or the confidential information of the Company shall also belong to the Company.

          (2) At all times while this Agreement is in effect, the Independent Contractor shall use reasonable efforts to not disclose to any third party (except as may be necessary to perform the services hereunder), or use for its own benefit except as provided herein the Company's Confidential Information, Client Records or any other confidential information (collectively "Confidential Information") the Independent Contractor acquires or has access to because of Independent Contractor's work with Company under this agreement, including any of the names, addresses, contact people or other identifying information for any of the Company's Existing or Prospective Clients that are clearly marked "confidential" or "proprietary". Contractor shall use the same degree of care to avoid publication or dissemination of such Confidential Information as the Contractor employs with respect to its own confidential information that it does not desire to


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               have published or disseminated. If it should be necessary for
               Company to initially disclose certain Confidential Information in non-written form, Company shall confirm such disclosure in writing within fourteen (14) days of such initial disclosure. This section shall not restrict:

                  i. The use of Confidential Information obtained from a third party who Contractor reasonably believed had the lawful right to disclose such Confidential Information;
                  ii. The use of Confidential Information known by Contractor or independently developed by Contractor without recourse to the Confidential Information furnished hereunder;
                  iii. Confidential Information which now or hereafter becomes available to the public through no fault of Contractor;
                       and
                  iv. Any disclosure of Confidential Information to which parties agree in writing.

            (3) On the Company's request or on termination of this Agreement, the Independent Contractor will promptly return to Company all Company property, specifically including all documents, disks or other computer media or other materials in the Independent Contractor's possession or control that contain any of the Company's Confidential Information or Client Records;

            (4) The Independent Contractor will promptly advise the company of any unauthorized disclosure or use of the Company's Confidential Information or Client Records by any person or entity.

      2. The Company's "Existing Clients" are all people and businesses with which the Company does any business or provides any services while this agreement is in effect. The Company's "Prospective Clients" are all people and businesses the Company has identified for itself and that are known or reasonably should be known to the Independent Contractor as being sufficiently likely to use the Company's services to warrant marketing efforts by the Company
           within  12  months   before  or  after  the  date  this   Agreement
           terminates.

      3. In the event that the Independent Contractor is required by a judicial, administrative, or regulatory authority to produce any Confidential Information or Client Records, the Independent Contractor shall promptly provide written notice to the Company in order to provide the Company an opportunity to take appropriate and timely protective action if the Company so desires.

      4. The Parties agree this provision is intended to express the Company's rights and the independent Contractor's duties to the Company under the Colorado Uniform Trade Secrets Act, C.R.S. ss.ss. 7-74-101 et seq.

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12. CONFIDENTIALITY AGREEMENTS WITH THE INDEPENDENT CONTRACTOR'S EMPLOYEES.

The Independent Contractor will cause each of its Employees and agents who may gain access to any of the Company's Confidential Information, Client Records or clients to execute a confidentiality agreement reasonably acceptable to the Company before disclosing any Confidential Information or Client Records to that Employee or agent or permitting that Employee or agent to have access to any Confidential Information, Client Records or clients of Company.

13. RELIEF THE COMPANY MAY SEEK.

The Independent Contractor further agrees that, if the Independent Contractor violates Paragraphs 10 or 11 of this Agreement, it would be difficult to determine losses attributable to lost confidential information and increased competition. Accordingly, the Independent Contractor agrees that if the Independent Contractor violates Paragraphs 10 or 11 of this Agreement, the Company will be entitled to an Order for injunctive relief and/or for specific performance, or their equivalent, from a court, including requirements that the Independent Contractor take action or refrain from action to preserve the secrecy of the Company's Confidential Information and Client Records and to protect the Company from additional damages, and the Independent Contractor agrees the Company does not need to post a bond to obtain an injunction and waives its right to require such a bond. Nothing herein shall be construed as prohibiting the Company from contemporaneously pursing any other remedies available for such breach or threatened breach, including the recovery of damages.

14. ASSIGNMENT OF RIGHTS OR OBLIGATIONS.

The Company may assign its rights under this Agreement to any other entity that at any time may be owned or controlled directly or indirectly by the Company, or any successor in interest or any other person or entity. The Independent Contractor may not assign its rights and duties under this Agreement without the prior written consent of the Company.

15. INDEMNIFICATION.

Each Party ("indemnifying Party") will indemnify the other Party and its directors, officers, agents, employees, heirs, successors and permitted assigns against any lawsuit, claim, liability, or expense (including reasonable attorney fees, court costs and any judgment) which results from the acts or failures to act by the indemnifying Party, including any alleged or proven misconduct or neglect by the indemnifying Party or its agents or employees.

16. WAIVER OF CONSEQUENTIAL DAMAGES.

Whether due to breach of contract or warranty, tort (including negligence or strict liability) or otherwise, neither party shall be liable to the other for any special, incidental, consequential or indirect damages, including without limitation, loss of use, loss of revenue, cost of replacement, cost of capital,


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lost production of products, liability to third parties for failure to deliver products, loss of opportunity for business with third parties, claims of customers or similar damages. This wavier of consequential damages shall apply even where the remedies set forth in paragraph 17 ("Warranty") fails of its essential purpose.

17. WARRANTY.

Contractor warrants that the services performed hereunder will be in accordance with that degree of care and skill ordinarily exercised by members of the engineering and energy industry profession rendering similar services under similar circumstances and existing as of the date that such services are performed. Contractor's sole liability to Company for any breach of warranty shall be to correct the item of defective work, written notice of which must be promptly give by Company to Contractor in writing after Company's discovery of any defect and within one year fro the date that Contractor performs, delivers, issues, or completes its work.

The only warranties made by Contractor are those expressly enumerated in this provision. Any other statement of fact or description expressed in this Agreement or any attachment thereto shall not be deemed to constitute a warrant of the work or any part thereof. THE WARRANTIES SET FORTH IN THIS PROVISION ARE EXLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETER STATUTORY, EXPRESS OR IMPIE AND TO THE EXTENT THEY MAY BE FOUND TO APPLY, ALL WARRANTIES OF MERCHANTABILTY AND FITNESS FOR PARTICULAR PURPOSE AND ALL WARRANTIES ARISING FROM COURSE OF DEALING AND USAGE OF TRACE ARE EXPRESSLY DISCLAIMED AND EXCLUDED. The remedies provide above are Company's sole remedies for any failure of Contractor to comply with its obligations. Correction of any nonconformity in the manner and for the period time provided herein shall constitute complete fulfillment of all the liabilities of Contractor for defective or nonconforming services whether the claims of the Company are based in contract, tort (including negligence or strict liability) or otherwise with respect to or arising out of the work performed hereunder.

18. LIMITATION OF LIABILITY AND EXCLUSIVITY OF REMEDIES.

Notwithstanding anything contained herein to the contrary, the remedies stated in the Agreement are exclusive and in no event shall the aggregate and cumulative liability of Contractor and its subcontractors and their respective directors, officers, members, agents, and employees arising from or relating in any way to the performance or breach under a Work Order issued pursuant to this Agreement or anything done in connection therewith exceed the amount of the fee actually paid under the applicable Work Order to Contractor and by its execution hereof, Company, without more, hereby releases Contractor from any liability in excess thereof. The foregoing shall apply regardless of whether liability arises in contract, tort (including but not limited to negligence or strict liability), warranty or otherwise. If Company desires Contractor to assume greater liability or responsibility than that set forth herein, an additional price will be quoted and must be paid to Contractor by Client.


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19. RESOLUTION OF DISPUTES.

To the maximum extent permitted by law, before a dispute or claim between us may be brought in litigation, the Company has the option to mediate any dispute between us that we cannot resolve ourselves, which includes any dispute about whether our dispute should be mediated or any aspect of this Agreement, through mediation by the Judicial Arbiter Group, Inc. We will each make reasonable efforts in the mediation to resolve our dispute through a mutual agreement. If the Independent Contractor files a lawsuit against or naming the Company, the Company will have until the date its answer or other responsive pleading is due in that lawsuit to the Independent Contractor that the Company will exercise its mediation option. We will each bear our own attorney fees and costs in mediation, and we will equally share the mediator's fees and expenses.

20. ENTIRE AGREEMENT; AMENDMENT; CHOICE OF LAW; INTERPRETATION; SEVERANCE PROVISION.

     1. This Agreement expresses our entire understanding about its subject matter and is the only agreement, promise or understanding on which we are relying in performing the duties this Agreement describes.

     2. The only way this Agreement may be amended, changed or waived will be through a written document we both sign.

     3. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Colorado, including with respect to all matters of construction, validity and performance, without giving effect to any choice of law rules thereof that may direct the application of the laws of another jurisdiction.

     4. No part of this Agreement should be construed against either Party on the basis of authorship.

     5. Any unenforceable provision of this Agreement will be modified to the extent necessary to make it enforceable or, if that is not possible, will be severed from this Agreement, and the remainder of this Agreement will be enforced to the fullest extent possible.

21. INCORPORATION OF CONTRACT DOCUMENTS AND ORDER OF PRECEDENCE.

The following contract documents are incorporated by reference:

Exhibit A - Work Order. In the event of any conflict between this Contract and any exhibit hereto, the terms and provisions of this Contract, as amended from time to time, shall control.

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      IN WITNESS OF OUR AGREEMENTS, the Company and the Independent Contractor
have executed this Agreement on the date(s) indicated below:

COMPANY:                                        INDEPENDENT CONTRACTOR:

Pearl Investment Company                        Rhinesmith Consulting, LLC

/s/ Rex Doyle                                   /s/ R. Bret Rhinesmith
---------------------------------               ------------------------------
Signature                                       Signature

Rex Doyle                                       R. Bret Rhinesmith
---------------------------------               ------------------------------
Printed Name                                    Printed Name

Title: CEO                                      Title: Member
       -----------------------                         ----------------------

Date:  May 8, 2008                              Date:  May 8, 2008
       -----------------------                         ----------------------

PO Box 783
Sheridan, WY 82801                              Address:

                                                P.O. Box 66B1
                                                ----------------------------
                                                Sheridan, WY 82801
                                                ----------------------------











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                                    EXHIBIT A
                                   WORK ORDER


Work Order Number                               ---------------------------

Independent Contractor Agreement Number         CA 10-YYYYMMDD

Contractor                                      XYZ Co.

Project Title
                                                ---------------------------

Commencement Date of Work Order                 September 17, 2007

Anticipated Completion Date
                                                ---------------------------
Point of Contact
                                                ---------------------------
Cost Estimate for work requested in
   this Work Order                              ---------------------------

Estimated project cost is                       _________________ Hrs
                                                $_____.00/hour
Scope of Work:



Authority:



Miscellaneous or additional information:




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                                    EXHIBIT B
                                  RATE SCHEDULE

Company shall pay Contractor a retainer equal to US$30,000.00 per 3 month quarter for service performed by Contractor under this Independent Contractor Agreement up to 150 hours for such 3 month period for the labor costs plus the other services and expenses as outlined in the below rate schedule. For services by Contractor performed under this Independent Contractor Agreement in excess of 150 hours for each 3 month quarter beginning 11 May 2008, Company shall compensate Contractor in accordance with the "Principal" billing rate below plus other services and expenses as outlined in the below rate schedule.

        Billing Class(2)                    Billing Rate ($/hr)

        Principal                           US $ 250.00/hr
        Administrative and Clerical         US$ 50.00/hr
        4x4 Truck                           $1.08/mile
        ATV                                 $75.00/day
        ATV Trailer                         $50/day
        Flatbed Trailer                     $100/day
        Travel Expenses(1)                  Cost + 10%
        Subcontract/Materials               Cost +10%
        Per Diem                            Per location specified in work order
        Miscellaneous Itemized Expenses(3)  Cost + 10%

Notes:

     1. Travel expenses shall include, but not be limited to, reasonable and documented expenses incurred during travel such as air travel, local transportation, lodging, meals, and miscellaneous expenses (tips, parking, etc.). Air travel may be by Pearl Aviation Charter (billed directly to Pearl and therefore not invoiced by Contractor), 3rd Party Charter, or Commercial as approved by Company in writing, including but not limited to email correspondence. Commercial air travel shall be business class (or first class if business is not available at the times requested by Company) for all international flights or domestic flight of a duration greater than 4 hours and coach class for flights in North America. Company shall pay Contractor associated travel time between Contractor's home office and Company locations. Lodging shall be of five (5) star international standards. . Company shall provide any documentation and pay any fees necessary for visas, transit passes or work permits that may be required by any country other than the United States of America.

     2. Company shall bear the responsibility for paying or obtaining an exemption or exception for income taxes imposed on Contractor by any government other than that of the United States of America or State and local governments within the United States of America arising from compensation paid to Contractor for work performed under this Independent Contractor Agreement.

     3. Miscellaneous Itemized Expenses shall include, but not be limited to the following: reproduction (only applies to reproduction cost for large projects performed by 3rd parties), express mail, international telephone calls, 3rd party telephone conferencing services, 3rd party internet conferencing services, and literature searches.


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